Exhibit 99.1

July 19, 2024
Unsolicited Tender Offer from Comrit Investments 1, LP (“Comrit”)
Dear Stockholder:
You may soon receive, or have already received, materials from Comrit related to an unsolicited tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (“KBS REIT III” or “we”). Comrit, after recently acquiring 1,449,600 shares of KBS REIT III in a previous tender offer, seeks to acquire additional shares, as described in its current offering for 3,846,153 shares of common stock of KBS REIT III at a price of $1.04 per share. Comrit and its affiliates currently own approximately 3,182,273 shares of KBS REIT III. Comrit is not in any way affiliated with KBS REIT III, KBS Capital Advisors LLC or KBS Capital Markets Group LLC.
KBS REIT III is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, to inform you of its position, if any, with respect to the Comrit offer. After carefully evaluating the Comrit offer, consulting with management, and considering the current economic environment, especially as it relates to the uncertainties in the real estate and debt markets, as well as the different liquidity needs of each of our stockholders, the board of directors of KBS REIT III has determined that KBS REIT III will remain neutral with regard to the Comrit offer and makes no recommendation as to whether stockholders should accept or decline the Comrit offer.
In determining that KBS REIT III will remain neutral and make no recommendation on whether any stockholders should accept or decline the Comrit offer, the board also considered, among other things, the following:
1.KBS REIT III’s primary objective continues to be a focus on maximizing the long-term value of the company for all of its stakeholders. To that end, KBS REIT III’s current goals and objectives are to refinance, restructure or extend maturing debt obligations, efficiently manage the real estate portfolio through this difficult economic environment in order to maximize the long-term portfolio value while monitoring the office market and properties in the portfolio for beneficial sale opportunities in order to maximize value and enhance liquidity.
2.As of July 19, 2024, KBS REIT III has $1.1 billion of loan maturities in the next 12 months. KBS REIT III is proactively and productively engaged in discussions with its lenders for the modification, refinance, and extension of its maturing debt obligations and since December has reduced the amount of loans maturing in the next 12 months by approximately $444 million. However, considering the current commercial real estate lending environment, this continues to raise substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from May 15, 2024.
3.In order to refinance, restructure, or extend maturing debt obligations, KBS REIT III has been required to reduce the loan commitments and/or make paydowns on certain loans, and KBS REIT III anticipates it may be required to make additional reductions to loan commitments and paydowns on the loans maturing during the next 12 months, which may be achieved by selling assets into a challenged real estate market. Pursuant to the extension agreement for one of KBS REIT III’s debt facilities, KBS REIT III is required to (a) deliver a fully executed term sheet detailing the terms upon which a third-party investor is willing to contribute new equity, debt or combination of both to KBS REIT III in an amount not less than $100.0 million by August 15, 2024 and (b) raise this amount on or before October 15, 2024.

4.Due to certain restrictions and covenants included in one of our loan agreements, KBS REIT III does not expect to pay any dividends or distributions or redeem any shares of common stock during the term of the loan agreement, which matures on March 1, 2026. As a result, KBS REIT III has terminated its share redemption program and is unable to predict when or if it will be in a position to pay distributions to or provide liquidity to KBS REIT III’s common stockholders.
5.Upcoming and recent tenant lease expirations and leasing challenges in certain markets coupled with slower than expected return-to-office, most notably in the greater San Francisco Bay Area where KBS REIT III owns several assets, have had direct and material impacts to property appraisal values used by KBS REIT III’s lenders and have impacted KBS REIT III’s ability to access certain credit facilities and its ongoing cash flow.
6.While KBS REIT III’s board of directors approved an estimated value per share of its common stock of $5.60 (unaudited) on December 12, 2023,1 developments in the markets and KBS REIT III’s portfolio after December 12, 2023, are not priced into the December 12, 2023, estimated value per share. As such, the estimated value per share does not take into any account developments since December 12, 2023.
7.For the most up to date information regarding KBS REIT III, including KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q, refer to the Company’s current filings with the SEC. Those filings are available at the SEC’s website at www.sec.gov.
The board of directors encourages stockholders to consult with their own financial and tax advisors to review their own individual circumstances, as well as the considerations set forth in the Comrit offer and in this letter.
The SEC has cautioned investors about the heightened risk involved with mini-tender offers of this nature. Additional information about these types of offers is available on the SEC’s website, which can be found at www.sec.gov/investor/pubs/minitend.htm. We encourage you to read the information and exercise caution with respect to this and other mini-tender offers.
Comrit does not have a copy of the KBS REIT III stockholder list, and its offering materials are mailed by a third party, which has signed an agreement to keep the list confidential.
This response, and any updates or changes, will be posted at www.kbs-cmg.com under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K.
If you have any questions related to Comrit’s tender offer, please consult with your financial representative, or contact Investor Services at (866) 527-4264.
Thank you for your investment in KBS REIT III.

______________________
1 The December 12, 2023 estimated value per share of $5.60 (unaudited) was based on the estimated value of KBS REIT III’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2023, with the exception of adjustments to the net asset value to give effect to (i) the change in the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of November 15, 2023 and (ii) the estimated sale price based on offers received for one property that was being marketed for sale and has been subsequently sold. See KBS REIT III’s Current Report on Form 8-K filed with the SEC on December 14, 2023.

Sincerely
Marc DeLuca
Chairman of the Board
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there is substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from May 15, 2024. If KBS REIT III is unable to repay, refinance or extend maturing loans, the lenders may seek to foreclose on the underlying collateral. Moreover, KBS REIT III’s loan agreements contain cross default provisions, including that the failure of one or more of our subsidiaries to pay debt as it matures under one debt facility may trigger the acceleration of our indebtedness under other debt facilities. There is no assurance that KBS REIT III will be able to satisfy, extend or refinance any maturing loans, and even if KBS REIT III does, KBS REIT III may still be adversely affected if substantial principal paydowns are required or if it is unable to satisfy any covenants or other terms and conditions contained in any agreement evidencing such extension or refinancing, including the requirement to raise additional capital as set forth in one of KBS REIT III’s debt facilities. In addition to the factors noted above, KBS REIT III's ability to raise additional capital in a timely manner, if at all, is dependent on many factors beyond its control, including general macroeconomic conditions and volatility or disruptions of the capital markets. There is no assurance that KBS REIT III will be able to satisfy any covenants or other terms and conditions contained in any of the current agreements evidencing its debt obligations or any extension or refinancing agreement that is entered into.
As with any valuation methodology, the methodologies used in the determination of the December 12, 2023, estimated value per share were based upon a number of estimates and assumptions that may not be accurate or complete. Valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. Further, the December 12, 2023, estimated value per share does not take into account any developments in the markets and KBS REIT III’s portfolio since that time.
Stockholders may have to hold their shares for an indefinite period of time. KBS REIT III can provide no assurance that it will be able to provide additional liquidity to stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.